                                                                                                                   (cont'd)

                                                                                                                Exhibit 3.7
                                                 CERTIFICATE OF AMENDMENT

                                                          TO THE

                                               CERTIFICATE OF INCORPORATION

                                                            OF

                                                   U.S. CAN CORPORATION

                                             ---------------------------------

                                       Adopted in accordance with the
                                       provisions of Section 242 of the
                                       General Corporation Law of the
                                       State of Delaware
                                             ---------------------------------

         The undersigned, U.S. CAN CORPORATION, a Delaware corporation, does hereby certify as follows:

         FIRST:  That the name of the corporation is U.S. CAN CORPORATION.

         SECOND:  That Section 1.1 of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "1.1  Classes of Stock.  The total number of shares of all classes of stock which the Corporation shall
                        ----------------
         have authority to issue is 300,000 shares, of which (a) 200,000 shares, $10.00 par value per share, are to be of a class designated "Preferred Stock" (the "Preferred Stock") and (b) 100,000 shares, $10.00 par value per share,
                                                    ---------------
         are to be of a class designated "Common Stock" (the "Common Stock")."
                                                              ------------

         THIRD:  That Section 1.2 of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "1.2  Series of Preferred Stock.  Subject to the limitations prescribed by law and the provisions of
                        -------------------------
         this Certificate of Incorporation, the Corporation's Board of Directors (the "Board of Directors") is authorized
                                                                                       ------------------
         to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issue of such Preferred
         Stock.  106,666.667 shares of Preferred Stock  are designated "Series A Senior Preferred Stock," $10.00 par value per share (the "Series A Preferred")."
                         ------------------

         FOURTH:  That Article IV of the Certificate of Incorporation of the Corporation is hereby amended to add the following text as a new Section 1.5 of Article IV:

                  "1.5.  Reverse Stock Split.  Upon the filing of the Certificate of Amendment to the Certificate of
                         -------------------
         Incorporation of the Corporation which adds this Section 1.5 in the Office of the Secretary of State of the State
         of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or any stockholder, (i) each share of common stock, $0.01 par value per share, of the Corporation issued immediately prior to the Effective Time (the "Pre-Existing Common Stock") shall be automatically reclassified as and converted into 1/1000th (one one-thousandth) of a share of Common Stock and (ii) each share of Series A Senior
         Preferred Stock, $0.01 par value per share, of the Corporation issued immediately prior to the Effective Time
         (the "Pre-Existing Preferred Stock") shall be automatically reclassified as and converted into 1/1000th (one
         one-thousandth) of a share of Series A Preferred (collectively, the "Reverse Stock Split").   Each stock
         certificate that, immediately prior to the Effective Time, represented shares of Pre-Existing Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Pre-Existing Common Stock represented by such certificate shall have been reclassified; provided, that each person of record holding a certificate that represented shares of Pre-Existing Common Stock shall receive, upon surrender of such certificate to the
         Corporation, a new certificate evidencing and representing the number of shares of Common Stock into which the shares of Pre-Existing Common Stock represented by such certificate shall have been reclassified pursuant hereto.
         Each stock certificate that, immediately prior to the Effective Time, represented shares of Pre-Existing
         Preferred Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Series A Preferred into which the shares of
         Pre-Existing Preferred Stock represented by such certificate shall have been reclassified; provided, that each person of record holding a certificate that represented shares of Pre-Existing Preferred Stock shall receive, upon surrender of such certificate to the Corporation, a new certificate evidencing and representing the number of shares of Series A Preferred into which the shares of Pre-Existing Preferred Stock represented by such certificate shall have been reclassified pursuant hereto.  Fractional shares of Common Stock and Series A
         Preferred shall be issued in connection with the Reverse Stock Split.  Such fractional shares of Common Stock and
         Series A Preferred shall have the same voting, dividend and other rights, powers, preferences, privileges, qualifications, limitations and restrictions as those granted to and imposed upon whole shares of Common Stock and Series A Preferred, respectively, to the extent of, and as proportionately adjusted for, the fractional interest represented thereby."

         FIFTH:  That Section 2.1 of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "2.1.  Dividends on Series A Preferred.  Upon the filing of the Certificate of Amendment to the
                         -------------------------------
         Certificate of Incorporation of the Corporation containing this Section 2.1 and after giving effect to the
         Reverse Stock Split, each holder of Series A Preferred shall be entitled to receive annual cumulative preferential dividends with respect to each share of Series A Preferred held by such holder in an amount equal to
         $100.00 (which amount shall be subject to equitable adjustment whenever a stock split, combination, reclassification or other similar event involving the Series A Preferred shall occur following the effectiveness of the Reverse Stock Split), which dividends (a) shall be payable in preference and priority to any payment of any dividend with respect to the Common Stock, (b) shall (i) accrue daily and (ii) compound quarterly on the unpaid amount of the dividend on the last day of each of March, June, September and December, and (c) shall be payable in cash when, as and if declared by the Board of Directors. Dividends that were accrued and owing with respect to shares of Pre-Existing Preferred Stock immediately prior to the filing of the Certificate of Amendment to the Certificate of Incorporation of the Corporation containing this Section 2.1 shall, from and after such filing, be included in the total amount of accrued and unpaid dividends on the Series A Preferred and, as such, shall continue to be accrued and owing and shall continue to compound quarterly on the unpaid amount of such dividends on the last day of each of March, June, September and December.  Dividends on the Series A Preferred
         shall accrue and compound whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. "

         SIXTH:  That Section 3.1(a) of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "(a) After the filing of the Certificate of Amendment to the Certificate of Incorporation of the
         Corporation containing this Section 3.1(a) and after giving effect to the Reverse Stock Split, each holder of
         Series A Preferred shall receive, prior to and in preference to any distribution of any of the assets of the
         Corporation to the holders of Common Stock by reason of their ownership of Common Stock, an amount in cash equal to the sum of (i) $1000.00 per share of Series A Preferred (which amount shall be subject to equitable adjustment whenever a stock split, combination, reclassification or other similar event involving the Series A Preferred shall occur following the effectiveness of the Reverse Stock Split) held by such holder plus (ii) all accrued and
                                                                                                 ----
         unpaid dividends on each such share of Series A Preferred, if any, to and including the date on which full payment of such preferential amount shall be tendered with respect to such share of Series A Preferred to the holder of such share of Series A Preferred (collectively, the "Liquidation Preference").  If the assets of the
                                                                        ----------------------
         Corporation legally available for distribution shall be insufficient to permit the payment in full of the
         Liquidation Preference to all holders of Series A Preferred, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred in accordance with the aggregate Liquidation Preference for the shares of Series A Preferred held by each of them."

         SEVENTH:  That the foregoing amendments of the Certificate of Incorporation of the Corporation have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and have been consented to in writing by the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the
State of Delaware.

         IN WITNESS WHEREOF, U.S. CAN CORPORATION has caused this Certificate of Amendment to be executed this 19th day of
December, 2002.

                                                     U.S. CAN CORPORATION

                                                     By: /s/ John L. Workman
                                                        --------------------------------------
                                                     Name:  John L. Workman
                                                     Title:  Chief Operating Officer